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EXHIBIT 10.1
------------

                                  June 15, 1999

Compass International Services Corporation
1 Penn Plaza, Suite 4430
New York, New York 10119

         Re: Fifth Amendment and Waiver
             --------------------------

Ladies and Gentlemen:
---------------------

         Please refer to the Credit Agreement dated as of March 17, 1998 (the "Credit Agreement") among Compass International Services Corporation, various financial institutions and Bank of America National Trust and Savings Association, as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Credit Agreement.

         The Required Lenders hereby agree that through August 31, 1999, no Event of Default or Unmatured Event of Default shall result solely from the Company's failure to comply with the covenants set forth in Section 8.11, 8.13 and 8.22 of the Credit Agreement (including the Company's failure to comply with Section 8.13 of the Credit Agreement for the period ending March 31, 1999) so long as the Company does not permit: (i) the Leverage Ratio at any time to exceed 3.35 to 1.0, (ii) the Senior Leverage Ratio at any time to exceed 3.35 to
1.0 or (iii) the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than 2.0 to 1.

         The Company, the Required Lenders and the Administrative Agent hereby agree that Section 2.10(c) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  "(c) The Company shall pay to the Administrative Agent a termination fee in the amount of (i) $137,500, to be distributed to the Lenders pro rata according to each Lender's Percentage of the Commitment Amount (as in effect immediately prior to the termination of the Commitments, subject to any changes resulting from assignments) if the Commitments are terminated on or before July 31, 1999 and (ii) $125,000, to be distributed to the Lenders pro rata according to each Lender's Percentage of the Commitment Amount (as in effect immediately prior to the termination of the Commitments, subject to any changes resulting from assignments) if the Commitments are terminated after July 31, 1999 but before March 17, 2001."

         This letter agreement shall become effective when the Administrative Agent shall have received a counterpart of this letter agreement executed by the Company, the Administrative Agent and the Required Lenders (or, in the case of any party from which the Administrative Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party).

         This letter agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same letter agreement.

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         As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After this letter agreement becomes effective, all references in the Credit Agreement and the other Loan Documents to " Credit Agreement" or similar terms shall refer to the Credit Agreement, as amended hereby.

         The Company agrees that on the earlier of (i) the termination of the Commitments and (ii) August 31, 1999 it will pay to the Administrative Agent for the account of each Lender an amendment fee in the amount of $55,000, to be distributed to the Lenders pro rata according to each Lender's Percentage of the Commitment Amount (as in effect immediately prior to the date such amendment fee becomes payable).

         Without limiting the Company's obligations under any other Loan Document, the Company agrees that if any of the Escrow Shares (as defined in the Escrow Agreement described below) and any stock powers executed in blank related to such shares are delivered to the Company pursuant to the terms of the Escrow Agreement dated as of May 12, 1999 (the "Escrow Agreement") among the Company, the P&M Purchaser and Harris Trust and Savings Bank, the Company will promptly deliver such Escrow Shares and stock powers to the Administrative Agent, such Escrow Shares to be held as collateral pursuant to the Security Agreement.
         The Company agrees to pay the reasonable costs and expenses of the Administrative Agent (including reasonable attorney's fees and charges) in connection with the preparation, execution and delivery of this letter agreement.


                                   Very truly yours,

                                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                   ASSOCIATION, as Administrative Agent
                                   By
                                   Title

                                   BANK OF AMERICA NATIONAL
                                   TRUST AND SAVINGS
                                   ASSOCIATION, as Issuing
                                   Lender and as a Lender By
                                   Title

                                   FIRST NATIONAL BANK OF MARYLAND
                                   By
                                   Title

                                   FLEET NATIONAL BANK
                                   By
                                   Title

                                   PNC BANK, NATIONAL ASSOCIATION
                                   By
                                   Title

Accepted and Agreed to
this 15th day of June, 1999

COMPASS INTERNATIONAL SERVICES
         CORPORATION

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